Exhibit 99.2

Investor Contact:	Media Contact:

Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES PRICING AND UPSIZE OF PRIVATE OFFERING OF SENIOR

NOTES AND PREPAYMENT OF TERM LOAN 2022 MANDATORY AMORTIZATION

LAVAL, Quebec, May 11, 2020 — Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) announced today that it has priced and upsized its previously announced offering of $1,500,000,000 aggregate principal amount of 6.250% senior notes due 2029 (the “Notes”). The size of the offering reflects an increase of $250,000,000 in aggregate principal amount of the Notes from the previously announced offering size of $1,250,000,000. The Notes will be sold to investors at a price of 100% of the principal amount thereof.

The proceeds from the offering of the Notes, along with cash on hand, are expected to be used to fund the Company’s previously announced conditional redemption (the “Redemption”) of its existing 6.50% Senior Secured Notes due 2022 (the “Existing Notes”), the prepayment of the mandatory amortization for 2022 under our existing term loans and to pay related fees, premiums and expenses. With this transaction there will be no debt maturities or mandatory amortization payments due until 2023.

The Notes will be guaranteed by each of the Company’s subsidiaries that are guarantors under the Company’s credit agreement and existing senior notes. Consummation of the offering of the Notes is subject to various closing conditions.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.

This announcement does not constitute a notice of Redemption with respect to the Existing Notes. The Redemption is conditioned upon the completion by the Company or its subsidiaries of one or more debt financings in an aggregate principal amount of at least $1.25 billion (the “Condition”), which the Company expects to satisfy upon closing of the offering of the Notes.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our financing plans, including the offering of the Notes and the details thereof, including the proposed use of proceeds therefrom and other expected effects of the offering of the Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, and the fear of that pandemic and its potential effects, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease), other risks related to our business, including risks related to our pending legal and governmental proceedings, legislative and policy efforts, actions by the U.S. Food and Drug Administration and other regulators, our substantial debt, uncertainties associated with acquisitions and product launches, and risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: a potential resurgence of the virus in the second half of 2020 would not see severe social restrictions put in place by local authorities (e.g., shelter at home, closure of non-essential businesses, deferral of elective medical procedures, etc.); global economies will recover as COVID-19 runs its course and social restrictions are eased; largest impact to the Company’s businesses seen in the second quarter of 2020 due to stay-at-home orders, office closures, retail closures and deferral of surgical procedures; recovery expected to begin towards the latter part of the second quarter of 2020 and continue into the third and fourth quarters of 2020; expect the Company’s businesses to return pre-COVID-19 levels at different rates, starting as early as the third quarter of 2020 but spread into the fourth quarter of 2020 and beyond (e.g. expectation that the backlog of eye surgeries will not be resolved in 2020); some of the Company’s business units (Global Surgical, Ortho Dermatologics and Dentistry) are expected to lag in the recovery, some possibly beyond 2021; and assumes no major interruptions in the Company’s supply chain and distribution channels. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

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